SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2009

ONSTREAM MEDIA CORPORATION
(Exact name of registrant as specified in its charter)

Florida
(State or Other Jurisdiction of Incorporation)

000-22849	65-0420146
(Commission File Number)	(IRS Employer Identification Number)

1291 SW 29 Avenue, Pompano Beach, Florida 33069
(Address of executive offices and Zip Code)

(954) 917-6655
(Registrant's Telephone Number, Including Area Code)

______________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CRF 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

As reported on Form 8-K submitted by us to the SEC on January 4, 2008, we received a letter from NASDAQ, indicating that we had 180 calendar days to regain compliance with what is now Listing Rule 5550(a)(2) - formerly Marketplace Rule 4310(c)(4) (the “Rule”), which is necessary in order to remain eligible for continued listing on The NASDAQ Capital Market. The NASDAQ letter indicated that our non-compliance with the Rule was as a result of the bid price of ONSM common stock closing below $1.00 per share for the preceding thirty consecutive business days.  As reported on Form 8-K submitted by us to the SEC on July 3, 2008, we received a letter from NASDAQ stating that we were still not compliant with the Rule, but because we met all other initial NASDAQ listing criteria, we were granted an additional 180 calendar days to regain compliance with the Rule. As reported on Form 8-K submitted by us to the SEC on October 24, 2008, we received a letter from NASDAQ stating that NASDAQ had suspended enforcement of the bid price listing requirement through January 19, 2009, which suspension NASDAQ extended several more times.  Since we were in a bid price compliance period at the time of the initial suspension, we remained at the same stage of the process it was in when NASDAQ first announced the suspension until that suspension was terminated on July 31, 2009. Accordingly, we were subsequently notified by NASDAQ that as a result of the termination of the suspension, we had until October 16, 2009 to regain compliance with the Rule.

On Monday, October 19, 2009, we received a letter from NASDAQ stating that since we had not regained compliance with the Rule as of October 16, 2009, our common stock was subject to delisting. However, such delisting would not occur if we, on or before October 26, 2009, requested a hearing with the NASDAQ Listing Qualifications Panel (“the “Panel”).

We intend to request, on or before October 26, 2009, such a hearing before the Panel.  At the hearing, we will present our plan for regaining compliance with the Rule and request that our securities be allowed to remain listed pending the completion of that plan. Based on the Panel’s consideration of that plan, as well as any other relevant factors, the Panel has the ability to grant us a period of up to 180 days (counting from the date of the October 19, 2009 letter) to regain compliance with the Rule.  However, there can be no assurance that the Panel will grant our request for continued listing.

We announced the receipt of this October 19, 2009 letter in our press release dated October 23, 2009, which is incorporated herein by reference, and a copy attached to this Current Report on Form 8-K as Exhibit 99.1.

In this press release, we quoted Mr. Randy Selman, our President and CEO, as saying: “Despite the challenging market conditions for small-cap stocks like Onstream, we believe that Onstream remains well positioned going into fiscal 2010 and that we will be able to satisfactorily resolve the NASDAQ compliance issue.”

Item 7.01    Regulation FD Disclosure
Item 8.01    Other Events

On October 23, 2009 we issued a press release announcing recent developments including a report on fiscal 2009 revenues and the initial outlook for fiscal 2010 revenues, as well as the NASDAQ letter discussed in item 3.01 above.

In this press release, we quoted Mr. Randy Selman, our President and CEO, as saying: “During most of fiscal 2009, Onstream was generally spared the effects of the global economic downturn. Although the economy did have an effect on our revenues relative to the growth rate we anticipated at the start of the year, we were still on track to reach positive cash flow from operating activities (before changes in current assets and liabilities) and in fact we accomplished this in our third fiscal quarter. However, as a result of a reduction in our fourth quarter revenues, which we believe is attributable to the general state of the economy, we now expect to report fiscal year 2009 revenues approximately 4% less than the prior fiscal year. We are already seeing the start of a return to our previous revenue levels, based on order flow thus far for the first quarter of fiscal 2010. As a result of this initial revenue improvement, as well as the anticipated impact of new products, we remain optimistic with respect to an increased level of revenues during fiscal 2010. Over the past three quarters we have taken aggressive steps to align our cost structure, by reducing facilities, equipment, communications, and labor costs.  In fact, almost our entire staff including all of management recently took an across the board payroll reduction, which we expect will be maintained until increased revenue levels result in positive cash flow. In the aggregate, these reductions represent more than $1.6 million in cash savings on an annualized basis, as compared to those expenditures during the first quarter of fiscal 2009. Onstream anticipates benefiting from the ongoing demand for rich media distribution via the Internet. We believe we have some of the most robust tools available in the industry, including exciting new products, to offer our growing customer base of top-tier corporations which are always looking for solutions that allow them to capitalize on their rich media content. With the introduction of iEncode™ V2, and the pending introduction of MarketPlace365™, along with the initial favorable responses to both products from various customers and prospects, I believe that 2010 will be a positive year in terms of both revenue growth and cash flow improvement for Onstream Media.”

A copy of the press release, which is incorporated herein by reference, is attached to this Current Report on Form 8-K as Exhibit 99.1.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this document and elsewhere by Onstream Media are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such information includes, without limitation, the business outlook, assessment of market conditions, anticipated financial and operating results, strategies, future plans, contingencies and contemplated transactions of the company. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of company operations, or the performance or achievements of the company or industry results, to differ materially from those expressed, or implied by the forward-looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied for the forward- looking statements include, but are not limited to fluctuations in demand; changes to economic growth in the U.S. economy; government policies and regulations, including, but not limited to those affecting the Internet. Onstream Media undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Actual results, performance or achievements could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including those set forth in Onstream Media Corporation's filings with the Securities and Exchange Commission.

Item 9.01    Financial Statements and Exhibits

(c)           Exhibits

Exhibit No.	Description

99.1	Press release dated October 23, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONSTREAM MEDIA CORPORATION

	By:	/s/ Robert E. Tomlinson
October 23, 2009		Robert E. Tomlinson, CFO